                                                                               .
                                                                               .
                                                                               .
                                                                      EXHIBIT 21


                       SUBSIDIARIES OF TEMPLE-INLAND INC.

            All Subsidiaries are wholly-owned unless noted otherwise.



                                                                                     Jurisdiction of
Subsidiary Name                                                                      Incorporation
        Inland Container Corporation I                                               Delaware
              Gaylord Container Corporation                                          Delaware
                    GMA Sales Corporation                                            Delaware
                    Gaylord Central National, Inc.
                    Gaylord Chemical Corporation                                     Delaware
                    Gaylord Container de Mexico, S.A. de C.V.                        Nuevo Laredo, Tamaulipas
                    Jerry Murphy Sales Co.                                           Minnesota
              Inland Investments L.L.C.                                              Delaware
              Inland Paperboard and Packaging, Inc.                                  Delaware
                    El Morro Corrugated Box Corporation                              Delaware
                    El Morro Corrugated Box Corporation                              Puerto Rico
                    Georgia Kraft Company                                            Delaware
                          Sabine River & Northern Railroad Company                   Texas
                    InBoxed.com Inc.                                                 Delaware
                    Inland Argentina, Inc.                                           Delaware
                          Inland Argentina, S.A.                                     Argentina
                    Inland Chile I, Inc.                                             Delaware
                    Inland Chile II, Inc.                                            Delaware
                    Inland International Holding Company                             Delaware
                          CLS, S.A. de C.V.                                          Tijuana, Baja California
                          Crockett Baja, S.A. de C.V.                                Tijuana, Baja California
                          Inland Corrugados de Mexico, S.A. de C.V.                  Mexico City, D.F.
                                Grupo Inland, S.A. de C.V.                           Mexico City, D.F.
                                Inland Corrugados de Monterrey, S.A. de C.V.         Mexico City, D.F.
                                        IM Servicios, S.A. de C.V.                   Mexico City, D.F.
                    Inland Paper Company, Inc.                                       Indiana
                    Premier Boxboard L.L.C. (50%)                                    Delaware
                    Temple-Inland Land Corporation                                   Nevada
                    Temple-Inland Land and Timber Inc.                               Delaware
        Temple-Inland Forest Products Corporation                                    Delaware
              Angelina Free Press, Inc., The                                         Texas
              Del-Tin Fiber L.L.C. (50%)                                             Delaware
              Eastex Incorporated                                                    Texas
              Evadale Realty Company                                                 Delaware
                    Bestile Manufacturing Company                                    California
              Inland Eastex Extrusion Company                                        Delaware
              Sabine Investment Company of Texas, Inc.                               Texas
              Scotch Investment Company                                              Texas
              Scotch Properties Management Inc.                                      Delaware
              Southern Pine Lumber Company                                           Texas
              Southern Pine Plywood Co.                                              Texas
              Templar Essex Inc                                                      Delaware
              Temple Associates, Inc.                                                Texas
              Temple Gypsum Company                                                  Nevada
                    Standard Gypsum L.P. (50%)                                       Delaware
              Temple Industries Inc.                                                 Texas
              Temple Lumber Company                                                  Texas
              Temple-Inland Financial Services Inc.                                  Delaware
                    Guaranty Holdings Inc. I                                         Delaware
                          Guaranty Bank                                              Federal

                                                                      EXHIBIT 21


                       SUBSIDIARIES OF TEMPLE-INLAND INC.

            All Subsidiaries are wholly-owned unless noted otherwise.


                                501 Weber Bldg., Inc.                                California
                                American Finance Group, Inc.                         Delaware
                                      AFG Acquisition Corporation                    Delaware
                                Guaranty Advisors                                    Texas
                                Guaranty Business Credit Corporation                 Delaware
                                Guaranty California Insurance Services Inc.          California
                                Guaranty Group, Inc.                                 Texas
                                MBHC Inc.                                            Nevada
                                      Guaranty Residential Lending, Inc.             Nevada
                                Participation Purchase Corporation                   Nevada
                                RWHC, Inc.                                           Nevada
                                      Guaranty Preferred Capital Corporation         Nevada
                                      Guaranty Preferred Capital Corporation II      Nevada
                                Stockton Service Corporation                         California
                                TMF Holding Inc.                                     Delaware
                    LIC Investments Inc.                                             Delaware
                          IBHC Inc.                                                  Delaware
                    Lumbermen's Investment Corporation                               Delaware
                          FirstLand Investment Corporation                           Texas
                          Guaranty Insurance Managers, Inc.                          Texas
                                Guaranty Associates, Inc.                            Texas
                                Guaranty Insurance Services, Inc.                    Texas
                                      Insurance Marketplace Agency, Inc.             Texas
                                J.E.C. Insurance Services, Inc.                      California
                                Premium Acceptance Corporation                       Texas
                                The Insurance Marketplace, Inc.                      Texas
                          Johnstown Farms L.L.C.                                     Colorado
                          LIC Financial Corporation                                  Delaware
                          LIC Ventures Inc.                                          Delaware
                          Onion Creek Wastewater Corporation                         Texas
                          Sabine Investment Company                                  Delaware
                                Double Horn Water Supply Corporation, Inc.           Texas
                          Sabine Real Estate Company                                 Delaware
                          Sunbelt Insurance Company                                  Texas
                    MoPac T-I Investments Inc.                                       Delaware
                    Stanford Realty Advisors, Inc.                                   Delaware
                    Temple-Inland Capital Inc.                                       Delaware
                    Temple-Inland Life Inc.                                          Nevada
                          Temple-Inland Insurance Corporation                        Delaware
                                EB Holdings, Inc.                                    Delaware
                                Top of Westgate, Inc.                                Texas
                                      CCA Hospitality, Inc.                          Texas
                    Temple-Inland Realty Inc.                                        Delaware
              Temple-Inland Food Service Corporation                                 Delaware
              Temple-Inland Forest Products International Inc.                       Delaware
                    507789 N.B. Ltd..                                                New Brunswick
                    Planfosur S.de R.L. de C.V.                                      Mexico
                                Plantaciones Forestales del Sureste, S.A. de         Mexico
                    Temple Engineered Lumber Products Inc.                           Yukon Territory
                    Temple Pembroke Inc.                                             New Brunswick
              Temple-Inland Recaustisizing Company                                   Delaware
              Temple-Inland Recovery Company                                         Delaware
              Temple-Inland Stores Company                                           Delaware
              Temple-Inland Trading Company                                          Delaware

                                                                      EXHIBIT 21


                       SUBSIDIARIES OF TEMPLE-INLAND INC.

            All Subsidiaries are wholly-owned unless noted otherwise.



              Texas South-Eastern Railroad Company                                   Texas
              Topaz Oil Company                                                      Texas
        Temple-Inland Resource Company                                               Nevada
              Temple-Inland Funding Corporation                                      Nevada